AMENDED AND RESTATED REVOLVING CREDIT NOTE

        FOR VALUE RECEIVED, the undersigned, Ruby Tuesday, Inc., a Georgia corporation (the “Borrower”), hereby promises to pay to [_______________] (the “Lender”) or its registered assigns, at the office of [_______________] at [_______________], on the Revolving Commitment Termination Date (as defined in the Amended and Restated Revolving Credit Agreement dated as of November 19, 2004, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent for the lenders, the aggregate unpaid principal amount of all Revolving Loans made by the Lender to the Borrower pursuant to the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and payable on such dates as provided in the Credit Agreement. In addition, should legal action or an attorney-at-law be utilized to collect any amount due hereunder, the Borrower further promises to pay all costs of collection, including the reasonable attorneys’ fees of the Lender.

        The Borrower promises to pay interest, on demand, at the Default Interest (as defined in the Credit Agreement) on the terms and conditions set forth in the Credit Agreement.

        All borrowings evidenced by this Amended and Restated Revolving Credit Note and all payments and prepayments of the principal hereof and the date thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Amended and Restated Revolving Credit Note and the Credit Agreement.

        This Amended and Restated Revolving Credit Note is issued in connection with, and is entitled to the benefits of, the Credit Agreement which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS AMENDED AND RESTATED REVOLVING CREDIT NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

        This Amended and Restated Revolving Credit Note amends, replaces and supersedes that certain Revolving Credit Note (the “Restated Note”) dated November 19, 2004 executed by the Borrower and made payable to the Lender in the original principal amount of [____________]. It is the intention of the Borrower and the Lender that while this Amended and Restated Revolving Credit Note amends, replaces and supersedes the Restated Note, it is not in payment or satisfaction of the Restated Note, but rather is the substitution of one evidence of debt for another without any intent to extinguish the old. Should there be any conflict between any of the terms of the Restated Note and the terms of this Amended and Restated Revolving Credit Note, the terms of this Amended and Restated Revolving Credit Note shall control.

RUBY TUESDAY, INC.
By: ___________________ Name: Marguerite N. Duffy Title: Senior Vice President

LOANS AND PAYMENTS

Date	Amount and Type of Loan	Payments of Principal	Unpaid Principal Balance of Note	Name of Person Making Notation

LENDER COMMITMENT AGREEMENT

        THIS LENDER COMMITMENT AGREEMENT (this “Agreement”) dated as of November 7, 2005 is among RUBY TUESDAY, INC., a Georgia corporation (the “Borrower”), the Subsidiary Guarantors identified on the signature pages hereto, [_______________] (the “Applicable Lender”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

WITNESSETH

        WHEREAS, a $200 million credit facility has been extended to the Borrower pursuant to the terms of the Amended and Restated Credit Agreement (as amended, modified and supplemented from time to time, the “Credit Agreement”) dated as of November 19, 2004 among the Borrower, the Subsidiary Guarantors, certain financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent;

        WHEREAS, pursuant to Section 2.04 of the Credit Agreement, the Borrower has the right to increase the Aggregate Revolving Committed Amount by up to $100 million with new Commitments (the “Facility Increase”); and

        WHEREAS, the Applicable Lender has agreed to increase its Commitment under the Credit Agreement to [$___________] on the terms set forth herein.

        NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.        Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        2.        Commitment. The Applicable Lender hereby agrees that from and after the date hereof the Applicable Lender shall have a Commitment of [$__________] under the Credit Agreement.

        3.        Conditions Precedent. This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent:

(a) receipt by the Administrative Agent of this Agreement executed by the Borrower, the Subsidiary Guarantors, the Applicable Lender and the Administrative Agent; and

  (b)        receipt by the Administrative Agent of a certificate dated as of the date of the Facility Increase from a Responsible Officer of the Borrower certifying that, before and after giving effect to the Facility Increase, (A) the Borrower is in compliance with the financial covenants set forth in Article VI, (B) the representations and warranties contained in the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of the Facility Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (C) no Default or Event of Default exists.

    4.        Reaffirmation of Guaranty. Each Subsidiary Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement and (b) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Subsidiary Guarantor’s obligations under the Loan Documents.

    5.        Acknowledgment by Agent. The Administrative Agent hereby acknowledges and agrees that the Applicable Lender is reasonably acceptable to the Administrative Agent.

    6.        Governing Law. This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of Gerogia.

    7.        Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the Borrower, the Subsidiary Guarantors, the Applicable Lender and the Administrative Agent have caused this Agreement to be executed by their officers thereunto duly authorized as of the date hereof.

BORROWER:	RUBY TUESDAY, INC., a Georgia corporation
By: ___________________ Name: Marguerite N. Duffy Title: Senior Vice President

SUBSIDIARY GUARANTORS:	RUBY TUESDAY, LLC
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

RTBD, INC.
By: ___________________ Name: Marguerite N. Duffy Title: President

RT FINANCE, INC.
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

RT FLORIDA EQUITY, INC.
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

RT TAMPA FRANCHISE, LP
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

RT NEW YORK FRANCHISE, LLC
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

RTGC, LLC
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

[signature pages continue]

RT FRANCHISE ACQUISITION, LLC
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

RT SOUTHWEST FRANCHISE, LLC
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

RT KENTUCKY RESTAURANT HOLDINGS, LLC
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

RT MICHIANA FRANCHISE, LLC
By: ___________________ Name: Marguerite N. Duffy Title: Vice President

[signature pages continue]

APPLICABLE LENDER:	[____________________]
By: ___________________ Name: Title:

[signature pages continue]

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent
By: ___________________ Name: Title:

[end of signature pages]

COMMITMENT SCHEDULE

LENDER COMMITMENT

Bank of America, N.A. $97,000,000

Wachovia, N.A. $68,000,000

SunTrust Bank $45,000,000

Branch Banking & Trust Co. $30,000,000

U.S. Bank, N.A. $30,000,000

Amsouth Bank $30,000,000

AGGREGATE COMMITMENT $300,000,000